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                                                                Exhibit (d)








                 PURCHASE AND REGISTRATION RIGHTS AGREEMENT

                         Dated as of March 15, 1996

                               by and between

                           THE PILLSBURY COMPANY

                                    and

                          SENECA FOODS CORPORATION

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            PURCHASE AND REGISTRATION RIGHTS AGREEMENT, dated as of March
15, 1996, by and between THE PILLSBURY COMPANY, a Delaware corporation (the "Purchaser"), and SENECA FOODS CORPORATION, a New York corporation (the "Issuer").

                                  RECITALS

            WHEREAS, the Issuer issued and delivered to Purchaser an 8% Secured Nonrecourse Subordinated Promissory Note dated February 1, 1995 in the aggregate principal amount of $73,025,000 (the "Note");

            WHEREAS, pursuant to the terms of the Note, the first two partial payments of principal due thereunder, each such payment in the amount of $3,000,000, were or are due on October 20, 1995 and October 20, 1996, respectively;

            WHEREAS, pursuant to an agreement, dated September 28, 1995, between the Purchaser and the Issuer (the "Option Agreement"), the due date for the first two partial payments of principal under the Note was deferred until October 20, 1998 and the Issuer granted the Purchaser an option to convert any part or all of the $6,000,000 principal payment deferred to October 20, 1998 to shares of Class A Common Stock, par value $0.25 per share (the "Common Stock"), of the Issuer at an exercise price per share of Common Stock equal to the midpoint price between the bid and asked price of Common Stock on the day the Purchaser delivers a notice of exercise to the Issuer (the "Option");

            WHEREAS, on December 21, 1995, the Purchaser delivered notice to the Issuer that it was exercising the Option with respect to the entire $6,000,000 principal payment;

            WHEREAS, the exercise price per share of Common Stock is $17.3125;

            WHEREAS, the Issuer has duly authorized and will issue 346,570 shares of Common Stock of the Issuer to the Purchaser upon the terms and subject to the conditions set forth herein; and

            WHEREAS, the Issuer has agreed to provide the Purchaser with the registration rights set forth in this Agreement;

            NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and subject to

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and on the terms and conditions herein set forth, the parties hereto agree as follows:

                                 ARTICLE I

                           DEFINITIONS AND TERMS

            Section 1.1  Specific Definitions.   As used in this Agreement,
the following terms shall have the meanings set forth or as referenced below:

"Agreement" shall mean this Agreement, as the same may be amended or supplemented from time to time in accordance with the terms hereof.

"Black-out Event" shall have the meaning set forth in
      Section 5.3(b).

"Business Day" shall mean a day other than a Saturday, a Sunday or a day on which banks in New York City are authorized or obligated by law or executive order to close.

"Certificates" shall have the meaning set forth in Section
      2.3.

"Closing" shall have the meaning set forth in Section 2.2.

"Closing Date" shall have the meaning set forth in Section
      2.2.

"Commission" shall have the meaning set forth in Section
      3.5.

"Common Stock" shall have the meaning set forth in the recitals.

"Exchange Act" shall have the meaning set forth in Section
      3.5.

"Issuer" shall have the meaning set forth in the recitals.

"Issuer Financial Statements" shall have the meaning set forth in Section 3.6.

"Issuer Reports" shall have the meaning set forth in Section
      3.5.

"Lock-up Period" shall have the meaning set forth in  Section 5.6.

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"Note" shall have the meaning set forth in the recitals.

"Option" shall have the meaning set forth in the recitals.

"Option Agreement" shall have the meaning set forth in the recitals.

"Prospectus" shall mean the prospectus included in the Shelf
      Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering made pursuant to
      Section 5.1 of any of the Shares covered by such Shelf Registration Statement and by all other amendments and supplements to such prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

"Purchase Price" shall have the meaning set forth in Section
      2.1.

"Purchaser" shall have the meaning set forth in the recitals.

"Registration Period" shall have the meaning set forth in
      Section 5.1.

"Securities Act" shall have the meaning set forth in Section
      4.1.

"Shares" shall have the meaning set forth in Section 2.1.

"Shelf Registration Statement" shall mean a registration statement of the Issuer (and any other entity required to be a registrant with respect to such registration statement pursuant to the requirements of the Securities Act) that covers all of the Shares to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, or any similar rule that may be adopted by the Commission, and all amendments (including, post-effective amendments) to such registration statement, and all exhibits thereto and materials incorporated by reference therein.

            Section 1.2  Other Terms.      Other terms may be defined
elsewhere in the text of this Agreement and, unless otherwise indicated, shall have such meaning throughout this Agreement.

            Section 1.3  Other Definitional Provisions.

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            (a)   The words "hereof", "herein", and "hereunder" and words
of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

            (b) The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

            (c) The terms "dollars" and "$" shall mean United States dollars.

                                 ARTICLE II

                        PURCHASE OF THE COMMON STOCK

            Section 2.1 Purchase of the Shares. On the terms and subject to the conditions set forth herein, at the Closing, the Issuer agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase and accept from the Issuer, 346,570 shares of Common Stock (the "Shares") at a price per share equal to $17.3125. The "Purchase Price" for the Shares shall be the deemed repayment by the Issuer of the $6,000,000 in principal payments due under the Note, the payment of which was deferred under the Option Agreement until October 20, 1998.

            Section 2.2  Closing.    The closing of the transactions
contemplated by this Agreement (the "Closing") shall take place at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York at 10:00 a.m., New York City time, on March 20, 1996 or at such other time and place as the parties hereto may mutually agree (the "Closing Date").

            Section 2.3  Delivery and Payment.   At the Closing, the Issuer
shall deliver to the Purchaser a certificate or certificates (the
"Certificates") representing the Shares in a form suitable for vesting valid title in the Shares with the Purchaser. The Certificates shall contain the following legend:

            "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act") and may not be sold or otherwise transferred except pursuant to (i) an effective registration statement under the Securities Act or (ii) an exemption from the

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            registration requirements of the Securities Act."


                                ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF THE ISSUER

            The Issuer hereby represents and warrants to the Purchaser as of the date hereof and as of the Closing Date as follows:

            Section 3.1 Corporate Organization. The Issuer is a corporation duly organized, validly existing, and in good standing under the laws of the state of New York, with the corporate power and authority to own its properties and conduct its business as described in the Issuer Reports, and the Issuer has full power and authority to execute and deliver this Agreement and to undertake and perform its obligations hereunder.

            Section 3.2  Non-Contravention; Authorization.   The issuance of
the Shares and their offering and sale on the terms and conditions of this Agreement and the execution, delivery, and performance by the Issuer of this Agreement (a) does not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, the Certificate of Incorporation or Bylaws of the Issuer, any resolutions or directives of the Board of Directors of the Issuer, any agreement or instrument to which the Issuer is a party or by which the Issuer is bound or to which any of the properties of the Issuer is subject, any law, rule or regulation applicable to or affecting the Issuer or its assets or properties, or any judgment, order or decree of any government, governmental or regulatory agency or body, or court applicable to or affecting the Issuer or its assets or properties, and (b) have been duly authorized by all necessary corporate action of the Issuer.

            Section 3.3  Enforceability.   This Agreement and, on the
Closing Date, the Shares have been duly executed and delivered by the Issuer, and will constitute legal, valid, binding, and enforceable obligations of the Issuer, subject, as to enforceability, to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

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            Section 3.4  Investment Company.     The Issuer is not and has
no intention to be or become, at any time prior to the expiration of three years after the Closing Date, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act of 1940.

            Section 3.5  Reports.    Since December 31, 1994, the Issuer has
timely filed (i) all forms, reports, statements and other documents required to be filed with the Securities and Exchange Commission (the "Commission"), including without limitation (a) all Annual Reports on Form 10-K, (b) all Quarterly Reports on Form 10-Q, and (c) all proxy statements relating to meetings of stockholders (whether annual or special), (d) all Current Reports on Form 8-K (collectively referred to as the "Issuer Reports"). Except as set forth on Schedule 3.5 hereto, the Issuer Reports conformed in all material respects to the requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the Commission promulgated thereunder and did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

            Section 3.6  Financial Statements.   The audited consolidated
financial statements and unaudited consolidated interim financial statements (including the related notes and schedules) of the Issuer included or incorporated by reference in the Issuer Reports (the "Issuer Financial Statements") were prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), and fairly present the consolidated financial position of the Issuer as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end adjustments, none of which would, individually or in the aggregate be reasonably likely to have a material adverse effect on the Issuer and its subsidiaries taken as a whole). Neither the Issuer nor its subsidiaries has any liabilities, whether or not accrued, contingent or otherwise, that individually or in the aggregate, are reasonably likely to have a material adverse effect on the Issuer and its subsidiaries taken as a whole other than liabilities disclosed in the Issuer Reports or for which the Issuer has

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made adequate reserves as reflected in the Issuer Financial Statements.

            Section 3.7 Consents and Approvals. No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Shares, except such as have been or will be obtained and made under the Securities Act and the Exchange Act and such as may be required under state securities laws.

                                 ARTICLE IV

                                 COVENANTS

            Section 4.1  Rule 144.   The Issuer covenants that it will
continue to file the reports required to be filed by it under the Securities Act of 1933 (the "Securities Act") and the rules and regulations promulgated thereunder and the Exchange Act and the rules and regulations promulgated thereunder and it will take such further action as the Purchaser may reasonably request, all to the extent required from time to time to enable the Purchaser to sell Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time.

                                 ARTICLE V

                            REGISTRATION RIGHTS

            Section 5.1 Filing of Shelf Registration Statement. The Issuer shall cause to be filed within five Business Days following the filing of the Issuer's Annual Report on Form 10-K for the fiscal year ended March 31, 1996, the Shelf Registration Statement providing for the sale by the Purchaser of all of the Shares in accordance with the terms hereof and will use its reasonable efforts to cause such Shelf Registration Statement to be declared effective by the Commission as soon as practicable thereafter.
The Issuer agrees to use its best efforts to keep the Shelf Registration Statement continuously effective until the earlier to occur of (i) the time at which the Purchaser no longer owns, beneficially or otherwise, any Shares or (ii) the second annual anniversary of the Shelf Registration Statement (the "Registration Period"). Subject to Sections 5.3(b) and 5.3(i), the Issuer further agrees to

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amend the Shelf Registration Statement if and as required by the rules, regulations or instructions applicable to the registration form used by the Issuer for such Shelf Registration Statement or by the Securities Act or any rules and regulations promulgated thereunder; provided, however, that the Issuer shall not be deemed to have used its best efforts to keep the Shelf Registration Statement effective during the Registration Period if it voluntarily takes any action that would result in the Purchaser not being able to sell the Shares covered thereby during the Registration Period, unless such action is required under applicable law or the Issuer has filed a post-effective amendment to the Shelf Registration Statement and the Commission has not declared it effective or except as otherwise permitted by the last three sentences of Section 5.3(b).

            Section 5.2  Expenses.  (a)    The Issuer shall pay and bear, or
cause to be paid, promptly upon request being made therefor, the following costs and expenses incident to the registration, offering and/or sale of the Shares pursuant to Section 5.1:

            (i) the preparation and filing of the Shelf Registration Statement (including financial statements and exhibits), as originally filed and as amended, any preliminary prospectuses and the Prospectus and any amendments or supplements thereto;

            (ii) the (A) preparation, printing and distribution of certificates representing the Shares, (B) the printing of the Shelf Registration Statement (including financial statements and exhibits), as originally filed and as amended, any preliminary prospectuses and the Prospectus and any amendments or supplements thereto, including the cost of furnishing copies thereof to the Purchaser and the underwriters or agents, as the case may be, and (C) the preparation, printing and distribution of other documents relating to the performance of and compliance with this Article V; provided, however, that the Issuer shall not be responsible for paying, bearing or causing to be paid any printing costs incurred at or with respect to a financial printer pursuant to subsection (a)(ii)(B) and (a)(ii)(C) hereof in excess of $2,500;

            (iii) the fees and disbursements of the Issuer's counsel and independent public accountants, including the expenses of any opinions, "comfort letters" and special audits;

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            (iv)   the reasonable fees and expenses of any special experts
      retained in connection with the Shelf Registration Statement;

            (v) the qualification of the Shares under applicable securities laws in accordance with Section 5.3(d) and any filing for review of the offering with the NASD, including filing fees; and

            (vi) all fees and expenses incurred in connection with the listing of the Shares on any securities exchange pursuant to
      Section 5.3(l).

            To the extent that any of the expenses to be paid by the Issuer under the foregoing provisions are incurred, assumed or paid by the Purchaser or any underwriter or agent, the Issuer shall reimburse such person for the full amount of such expenses so incurred, assumed or paid promptly after receipt of a request therefor.

            (b)   The Purchaser shall pay and bear, or cause to be paid:

            (i) any transfer taxes payable upon the sale of such Shares to the purchaser thereof;

            (ii) the fees and disbursements of the underwriters or agents, including underwriting discounts and commissions, if any;

            (iii) the fees and disbursements of the Purchaser's counsel;
      and

            (iv) any printing costs incurred at or with respect to a financial printer pursuant to subsections (a)(ii)(B) and (a)(ii)(C) above in excess of $2,500.

            To the extent that any of the expenses to be paid by the Issuer pursuant to this subsection (b) are incurred, assumed or paid by the Purchaser, the Issuer shall reimburse the Purchaser for the full amount of such expenses so incurred, assumed or paid promptly after receipt of a request therefor.

            Section 5.3  Shelf Registration Procedures.      Each
underwriter, agent, selling broker, dealer manager or similar securities industry professional participating in any offering of the Shares is referred to as an "underwriter" or "agent" and any agreement entered into with an underwriter or agent is referred to as an "underwriting

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or agency agreement".  In connection with the obligations of the Issuer with respect to the Shelf Registration Statement contemplated by Section
5.1 hereof, the Issuer covenants with the Purchaser and each underwriter or agent participating in any such offering that it shall:

            (a) prepare and file with the Commission, within the time period set forth in Section 5.1 hereof, the Shelf Registration Statement, which Shelf Registration Statement (i) shall be available for the sale of the Shares in accordance with the intended method or methods of distribution by the Purchaser and (ii) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the Commission to be filed therewith;

            (b) subject to the last three sentences of this Section 5.3(b) and Section 5.3(i) hereof, (i) prepare and file with the Commission such amendments to such Shelf Registration Statement as may be necessary to keep such Shelf Registration Statement effective for the Registration Period; (ii) cause the Prospectus to be amended or supplemented as required and to be filed as required by Rule 424 or any similar rule that may be adopted under the Securities Act; (iii) respond as promptly as practicable to any comments received from the Commission with respect to the Shelf Registration Statement or any amendment thereto; and (iv) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Shelf Registration Statement during the Registration Period in accordance with the intended method or methods of distribution by the Purchaser. Notwithstanding anything to the contrary contained herein, the Issuer shall not be required to take any of the actions described in clauses (i), (ii) or (iii) in this Section 5.3(b) or
Section 5.3(i) with respect to the Shares to the extent that the Issuer is in possession of material non-public information that it deems advisable not to disclose or is engaged in active negotiations or planning for a merger or acquisition or disposition transaction (a "Black-out Event") and it delivers written notice to the Purchaser to the effect that the Purchaser may not make offers or sales under the Shelf Registration Statement for a period not to exceed thirty (30) days from the date of such notice; provided, however, that the Issuer may deliver only two such notices within the one year period from the date hereof and may deliver only three such notices within any twelve-month period thereafter;

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            (c)   furnish to the Purchaser and any underwriter or agent,
without charge (except as described in Section 5.2 hereof), as many copies of each Prospectus and any amendment or supplement thereto as the Purchaser and any underwriter or agent may request in order to facilitate the public sale or other disposition of the Shares; the Issuer consents to the use of the Prospectus and any amendment or supplement thereto by the Purchaser and any underwriter or agent in connection with the offering and sale of the Shares;

            (d) use its reasonable best efforts to register or qualify the Shares by the time the Shelf Registration Statement is declared effective by the Commission under such applicable state securities or blue sky laws of the various states of the United States and its territories and possessions as shall be necessary or appropriate in connection with the offering or sale of the Shares and keep each such registration or qualification effective during the Registration Period; provided, however, that in connection therewith, the Issuer shall not be required to (i) qualify as a foreign corporation to do business or to register as a broker or dealer in any such jurisdiction where it would not otherwise be required to qualify or register but for this Section 5.3(d) or (ii) subject itself to taxation in any such jurisdiction;

            (e) notify the Purchaser and any underwriter or agent promptly and, if requested, confirm in writing, (i) when the Shelf Registration Statement and any post-effective amendments thereto have become effective, (ii) when any amendment or supplement to the Prospectus has been filed with the Commission, (iii) of the receipt of any comments from the Commission, (iv) of the issuance by the Commission or any state securities authority of any stop order suspending the effectiveness of the Shelf Registration Statement or any part thereof or the initiation of any proceedings for that purpose, (v) if the Issuer receives any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation of any proceeding for such purpose, and (vi) of the happening of any event during the period the Shelf Registration Statement is effective as a result of which (A) such Shelf Registration Statement contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (B) the Prospectus as then amended or supplemented contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements

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therein, in light of the circumstances under which they were made, not misleading;

            (f) make every reasonable effort to prevent the issuance of any order suspending the effectiveness of the Shelf Registration Statement or any part thereof and, if any such order is issued, to obtain the lifting thereof as soon as legally practicable;

            (g) furnish to the Purchaser and any underwriter or agent, without charge, at least one executed copy of the Shelf Registration Statement and of all amendments thereto, whether filed before or after the Shelf Registration Statement becomes effective and copies of all exhibits and documents filed therewith (without documents incorporated therein by reference, unless requested);

            (h) cooperate with the Purchaser to facilitate the timely preparation and delivery of certificates representing Shares to be sold and not bearing any Securities Act legend; and enable certificates for such Shares to be issued for such numbers of shares and registered in such names as the Purchaser may reasonably request at least two Business Days prior to any sale of Shares; it being understood that in determining what constitutes Purchaser's reasonable request hereunder, Purchaser understands that the Issuer acts as its own registrar and transfer agent and cannot issue a large volume of certificates within two Business Days;

            (i) subject to the last three sentences of Section 5.3(b) hereof, upon the occurrence of a Black-out Event or an event contemplated by clause (vi) of Section 5.3(e) hereof, use its reasonable efforts promptly to prepare and file an amendment or a supplement to the Prospectus or any document incorporated therein by reference or prepare, file and obtain effectiveness of a post-effective amendment to the Shelf Registration Statement, or file any other required document, in any such case to the extent necessary so that, as thereafter delivered to the purchasers of the Shares, such Prospectus as then amended or supplemented will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading;

            (j) make available for inspection by the Purchaser and any counsel, accountants or other representatives retained by the Purchaser and any underwriters or agents all financial and other records,

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pertinent corporate documents and properties of the Issuer and cause the officers, directors and employees of the Issuer to supply all such records, documents or information reasonably requested by the Purchaser, counsel, accountants, representatives, underwriters or agents in connection with the Shelf Registration Statement; provided, however, that such records, documents or information which the Issuer determines in good faith to be confidential and notifies the Purchaser, counsel, accountants, representatives, underwriters or agents in writing that such records, documents or information are confidential shall not be disclosed by the Purchaser, its employees counsel, accountants, representatives, underwriters or agents unless (i) such disclosure is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, or (ii) such records, documents or information become generally available to the public other than through a breach of this Agreement;

            (k) a reasonable time prior to the filing of any Shelf Registration Statement or any amendment thereto, or any Prospectus or any amendment or supplement thereto, provide copies of such document (not including any documents incorporated by reference therein unless requested) to the Purchaser and any underwriters or agents, if any, so that the Purchaser and any underwriter or agent, if any, has a reasonable opportunity to comment thereon prior to its being used and/or filed with the Commission;

            (l) use its best efforts to cause the Shares to be listed on any securities exchange or interdealer quotation system on which similar securities issued by the Issuer are then listed;

            (m) provide a CUSIP number for all Shares, not later than the effective date of the Shelf Registration Statement;

            (n) use its reasonable efforts to make available to its security holders, as soon as reasonably practicable, an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

            (o) make such representations and warranties to the Purchaser and the underwriters and agents, if any, in form, substance and scope as are customarily made by issuers to underwriters in underwritten public offerings;

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            (p)   on the effective date of the Shelf Registration Statement
and, in the case of an underwritten offering, on the date of delivery of the Shares sold pursuant thereto, the Issuer shall cause to be delivered to the Purchaser and the underwriters or agents, if any, opinions of counsel for the Issuer with respect to, among other things, the due incorporation and good standing of the Issuer; the due authorization, execution and delivery of this Agreement; the due authorization, execution, issuance and validity of the Shares; the absence of material legal or governmental proceedings involving the Issuer; the absence of a breach by the Issuer of, or a default under, material agreements binding the Issuer; the absence of governmental approvals required to be obtained in connection with the registration, offering and sale of the Shares; the compliance as to form of the Shelf Registration Statement and any documents incorporated by reference therein with the requirements of the Securities Act and the Exchange Act; the effectiveness of the Shelf Registration Statement under the Securities Act; and a statement that, as of the date of the opinion and of the Shelf Registration Statement or most recent post-effective amendment thereto, as the case may be, nothing has come to the attention of such counsel which causes them to believe that either the Shelf Registration Statement or the Prospectus included therein, as then amended or supplemented, or the documents incorporated by reference therein (in the case of such documents, in the light of the circumstances existing at the time that such documents were filed with the Commission under the Exchange
Act), contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading (it being understood that such counsel need express no opinion as to the financial statements and other financial data included therein or omitted therefrom nor shall counsel need to make any special inquiry or investigation in preparation for furnishing the foregoing opinion except for inquiry of its own attorneys who are working on legal matters for the Issuer as of the date of counsel's opinion, inquiry of Issuer's Chairman, President, Treasurer and Controller and any other inquiry or investigation that such counsel deems necessary or appropriate under the circumstances);

            (q) Immediately prior to the effectiveness of the Shelf Registration Statement and, in the case of an underwritten offering, at the time of delivery of any Shares sold pursuant thereto, the Issuer shall cause to be delivered to the Purchaser and the underwriters or agents, if any, letters from the Issuer's independent public accountants stating that such accountants are independent

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public accountants with respect to the Issuer within the meaning of the
Securities Act and the applicable published rules and regulations of the Commission thereunder, and otherwise in customary form and covering such financial and accounting matters as are customarily covered by letters of the independent public accountants delivered in connection with primary underwritten public offerings;

            (r) The Issuer shall deliver such documents and certificates as may be requested by the Purchaser or the underwriters or agents, if any, to evidence compliance with Section 5.3(o) and with any customary conditions contained in the underwriting or agency agreement, if any; and

            (s) The Issuer will enter into such customary agreements, including a customary underwriting or agency agreement with the underwriters or agents, if any, and take all such other actions in connection with the offering in order to expedite or facilitate the disposition of the Shares; provided, however, that any such agreement shall provide for payment of expenses consistent with Section 5.2 of this Agreement.

            Section 5.4  Covenants of the Purchaser.   (a)   The Purchaser
shall furnish to the Issuer in writing such information regarding the proposed distribution by the Purchaser as the Issuer may from time to time reasonably request in writing.

            (b) In connection with and as a condition to the Issuer's obligations with respect to the Shelf Registration Statement pursuant to
Section 5.1, 5.2 and this Section 5.3, the Purchaser covenants and agrees that (i) it will not offer or sell any Shares under the Shelf Registration Statement until it has received copies of the Prospectus as then amended or supplemented as contemplated by Section 5.3(c) and notice from the Issuer that the Shelf Registration Statement and any post-effective amendments thereto have become effective as contemplated by Section 5.3(e); (ii) upon receipt of any notice from the Issuer contemplated by Section 5.3(b) or
Section 5.3(e) (in respect of the occurrence of an event contemplated by clause (vi) of Section 5.3(e)), the Purchaser shall not offer or sell any Shares pursuant to the Shelf Registration Statement until the Purchaser receives copies of the supplemented or amended Prospectus contemplated by
Section 5.3(i) hereof and receives notice that any post-effective amendment has become effective, and, if so directed by the Issuer, the Purchaser will deliver to the Issuer (at the expense of the Issuer) all copies in its possession, other than permanent file copies in the Purchaser's possession, of the Prospectus as amended or supplemented at the time of receipt of such notice; and (iii) the Purchaser and any of its officers, directors or affiliates, if any, will comply with the prospectus delivery requirements of the Securities Act as applicable to them in connection with sales of Shares pursuant to the Shelf Registration Statement.

            (c) The Purchaser agrees to make customary representations and warranties to the Issuer and the underwriters and agents, if any, in form, substance and scope as are customarily made by selling holders in underwritten public offerings, but the Purchaser shall not be required to make any representation or warranty as to the accuracy or completeness of the Shelf Registration Statement (except as to written information furnished to the Issuer by the Purchaser expressly for use therein).




            Section 5.5  Underwriters and Agents.      (a)   The Purchaser
shall determine the method of distribution of the Shares pursuant to the Shelf Registration Statement. If the Purchaser shall determines to distribute the Shares through an underwritten offering, the Purchaser shall select the managing underwriter for such offering; provided that such managing underwriter shall be reasonably satisfactory to the Issuer.

            Section 5.6  Lock-up.    The Issuer will not offer, sell,
contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to its Common Stock or publicly disclose the intention to make any such offer, sale, pledge, disposal or filing, without the prior written consent of the Purchaser for a period of one year from the date hereof (the "Lock-Up Period") other than the conversion of convertible securities or exercise of warrants outstanding on the date of this Agreement; provided, however, that, notwithstanding the provisions of this Section 5.6, any person who is (A) the parent, child, grandchild or sibling (or spouse of any such person) of either (i) Arthur S. Wolcott or (ii) Kraig H. Kayser and who is not an officer of the Issuer, or (B) any trust for the benefit of any such person referred to in (A), above, may, without the prior written consent of the Purchaser, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, during the Lock-Up Period, an amount of the Issuer's Common Stock not in excess of 10,000 shares.

            Section 5.7  Legend.     The legend referred to in Section 2.3
of this Agreement shall be removed by the Issuer by delivery of substitute certificate(s) (i) on the effective date of the Shelf Registration Statement and/or (ii) within two Business Days following the time the Purchaser provides notice to the Issuer that it intends to sell or otherwise transfer any Shares pursuant to an exemption from the registration requirements of the Securities Act.

            Section 5.8 Indemnification. (a) In connection with the Shelf Registration Statement, the Issuer agrees to indemnify and hold harmless the Purchaser and any underwriter or agent and each person, if any, who controls the Purchaser or any such underwriter or agent within the meaning of Section 15 of the Securities Act as follows:

            (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of an untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of an untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Issuer, which shall not be unreasonably withheld; and

            (iii) against any and all expense whatsoever, as incurred (including reasonable fees and disbursements of counsel chosen by the Purchaser and by the underwriters or agents), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that, with respect to the Purchaser or any underwriter or agent, this indemnity does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Issuer by the Purchaser or any such underwriter or agent, respectively, expressly for use in the Shelf Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

            (b) The Purchaser agrees to indemnify and hold harmless the Issuer, its directors, each of its officers who signed the Shelf Registration Statement, each underwriter or agent participating in any offering thereunder, and each person, if any, who controls the Issuer and any such underwriter or agent within the meaning of Section 15 of the Securities Act as follows:

            (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of an untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of an untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Purchaser, which shall not be unreasonably withheld; and

            (iii) against any and all expense whatsoever, as incurred (including reasonable fees and disbursements of counsel chosen by the Issuer and by the underwriters or agents), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that, with respect to the Issuer, its directors, each of its officers who signed the Shelf Registration Statement, each underwriter or agent participating in any offering thereunder, and each person, if any, who controls the Issuer and any such underwriter or agent within the meaning of Section 15 of the Securities Act, this indemnity only applies to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Issuer by the Purchaser or any such underwriter or agent, respectively, expressly for use in the Shelf Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

            (c) The obligations of the Issuer under Section 5.7(a) and of the Purchaser under Section 5.7(b) to indemnify any underwriter or agent who participates in an offering pursuant to the Shelf Registration Statement (or any person, if any, controlling such underwriter or agent within the meaning of Section 15 of the Securities Act) shall be conditioned upon the underwriting or agency agreement with such underwriter or agent containing an agreement by such underwriter or agent to indemnify and hold harmless the Issuer, its directors, each of its officers who signed the Shelf Registration Statement, and each person, if any, who controls the Issuer within the meaning of Section 15 of the Securities Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 5.7(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Shelf Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Issuer by such underwriter or agent expressly for use in the Shelf Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

            (d) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve the indemnifying party from any liability it may have under this Agreement, except to the extent that the indemnifying party is materially prejudiced thereby. If it so elects, after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it, provided that the indemnified party shall be entitled to participate in the defense of such action with counsel chosen by it, the fees and expenses of which, subject to the next sentence, shall be paid by the indemnifying party. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel for
(i) the Issuer, its officers, directors and controlling persons as a group,
(ii) the Purchaser, its officers, directors and controlling persons as a group and (iii) the underwriters or agents and their controlling persons as a group, in each case, in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

            5.9. Contribution. (a) In order to provide for just and equitable contribution in circumstances under which the indemnity provided for in Section 5.7 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Issuer, the Purchaser and the underwriters or agents shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity incurred by the Issuer, the Purchaser and one or more of the underwriters or agents, as incurred, in such proportion as is appropriate to reflect the relative fault of, and benefits derived by, each such party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or by such indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The relative benefit derived by the parties shall be determined by, among other relevant considerations, the facts set forth in the Recitals to this Agreement. The parties hereto agree that it would not be just and equitable if contribution pursuant to this section were determined
(a) by pro rata allocation, or (b) by any other method of allocation which does not take into account the equitable considerations referred to in this section. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, proceeding or claim.


            (b) No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 5.8, each person, if any, who controls an underwriter or agent within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as such underwriter or agent, and each director of the Issuer, each officer of the Issuer who signed the Shelf Registration Statement, and each person, if any, who controls the Issuer or the Purchaser within the meaning of
Section 15 of the Securities Act shall have the same rights to contribution as the Issuer or the Purchaser, as the case may be.

            5.10. Indemnities to Survive. The indemnity and contribution agreements contained in Sections 5.7 and 5.8 shall remain operative and in full force and effect regardless of (i) any termination of any underwriting or agency agreement, (ii) any investigation made by or on behalf of the Purchaser, the Issuer or any underwriter or agent or controlling person or
(iii) the consummation of the sale or successive resales of the Shares.

                                 ARTICLE VI

                               MISCELLANEOUS

            6.1 Conditions to the Obligations of the Purchaser. The obligation of the Purchaser to effect the

Closing is subject to the satisfaction (or waiver) prior to the Closing of the following conditions:

            (a) The representations and warranties of the Issuer contained herein shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing, as if made as of the Closing, and the Purchaser shall have received a certificate to such effect dated the Closing Date and executed by a duly authorized officer of the Issuer.

            (b) The covenants and agreements of the Issuer to be performed on or prior to the Closing shall have been duly performed in all material respects, and the Purchaser shall have received a certificate to such effect dated the Closing Date and executed by a duly authorized officer of the Issuer.

            (c) The Purchaser shall have received from Jaeckle, Fleischmann & Mugel, counsel to the Issuer, their opinion, dated the Closing Date, in a form mutually agreed upon between the parties.

            Section 6.2  Termination.      This Agreement may be terminated
at any time prior to the Closing;

            (a)   by written agreement of the Purchaser and the Issuer;

            (b) by either the Purchaser or the Issuer, by giving written notice of such termination to the other party, if the Closing shall not have occurred on or prior to 11:59 P.M., New York City time, on April 31, 1996; or

            (c) by the Purchaser if the Issuer has materially breached any representation, warranty, covenant or agreement contained in this Agreement and such breach is either not capable of being cured prior to the Closing or if such breach is capable of being cured, is not so cured within a reasonable amount of time.

            Section 6.3 Effect of Termination. In the event of termination of this Agreement pursuant to Section 6.2, no party hereto (or any of its directors or officers) shall have any liability or further obligation to any other party to this Agreement pursuant to this Agreement, except that nothing herein will relieve any party from liability for any breach of this Agreement.

            Section 6.4 Survival. The representations and warranties set out in Article III shall survive the Closing. The agreements of the Purchaser and the Issuer contained in Articles IV and V shall survive the Closing. The agreements of the Purchaser and the Issuer contained in
Section 6.3 shall survive the termination of this Agreement.   All other
agreements and covenants in this Agreement shall not survive the Closing or the termination of this Agreement.

            Section 6.5  Modification or Amendment.    The parties hereto
may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties.

            Section 6.6  Counterparts.     For the convenience of the
parties hereto, this Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

            Section 6.7  Governing Law.    This Agreement shall be governed
by and construed in accordance with the laws of the State of New York.

            Section 6.8  Notices.    Any notice, request, instruction or
other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, if to the Purchaser, addressed to the Purchaser at Pillsbury Center, 200 South Sixth Street, Minneapolis, Minnesota 55402,
Attention: Jerome J. Jenko (with a copy to Francis J. Aquila, Esq., Sullivan & Cromwell, 125 Broad Street, New York, New York 10004); if to the Issuer, addressed to the Issuer at 1162 Pittsford-Victor Road, Pittsford, New York 14534, Attention: Kraig H. Kayser, President (with a copy to William I. Schapiro, Esq., Jaeckle, Fleischmann & Mugel, Fleet Bank Building, 12 Fountain Plaza, Buffalo, New York 14202), or to such other persons or addresses as may be designated in writing by the party to receive such notice.

            Section 6.9 Entire Agreement, etc. This Agreement (a) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof, and (b) shall not be assignable by operation of law or otherwise and is not intended to create any obligations to, or rights in respect of, any persons other than the parties hereto; provided, however, that the Purchaser may designate, by written notice to the Issuer, an affiliate of the Purchaser to be the purchaser entity in lieu of the Purchaser, in the event of which, all references herein to the Purchaser shall be deemed references to such other affiliate.

            Section 6.10 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement except pursuant to Article 5 hereof (which is intended to be for the benefit of the persons described therein and may be enforced by such persons).

            Section 6.11  Specific Performance.   The parties hereto
acknowledge that there may be no adequate remedy at law if any party fails to perform any of its obligations hereunder and that each party may be irreparably harmed by any such failure, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of any other party under this Agreement in accordance with the terms and conditions of this Agreement, in any court of the United States or any State thereof having jurisdiction.

            Section 6.12  Captions.   The Article and Section captions
herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

            IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto on the date first hereinabove written.


                              THE PILLSBURY COMPANY



                              By /s/ JEROME J. JENKO
                                 Name:  Jerome J. Jenko
                                 Title: Senior Vice President,
                                        General Counsel and
                                        Secretary


                              SENECA FOODS CORPORATION



                              By /s/ KRAIG H. KAYSER
                                 Name:    Kraig H. Kayser
                                 Title:   President and Chief
                                          Executive Officer